CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated April 25, 1996, incorporated by reference in Heilig-Meyers Company's amended Form 8-K/A and our reports dated June 26, 1997, included in Heilig-Meyers Company's amended Form 10-K for the year ended February 28, 1997 and to all references to our Firm in this registration statement


/s/ Arthur Andersen LLP

Atlanta, Georgia
January 28, 1998